Exhibit 10.104
Green River Processing, February 19, 2016

Effective Date: February 19, 2016

GREEN RIVER PROCESSING, LLC	GREEN RIVER PROCESSING, LLC
Contract No: [________________]	19100 RIDGEWOOD PKWY
SAN ANTONIO, TX 78259
TESORO REFINING & MARKETING COMPANY LLC	210.828.8484
Contract No: ________	210.579.4578 Fax

Attn: Contract Administration

This Confirmation (“Confirmation”) confirms the transaction discussed and agreed upon on February 19, 2016, between TESORO REFINING & MARKETING COMPANY LLC, a Delaware limited liability company (hereinafter referred to as "Buyer"), and GREEN RIVER PROCESSING, LLC, a Delaware limited liability company (hereinafter referred to as "Seller"). Buyer agrees to purchase, and Seller agrees to sell, Crude Oil under the terms and conditions set forth in this Confirmation and the Conoco General Provisions – Domestic Crude Oil Agreements effective January 1, 1993 (the “GTC’s”), as amended herein, and hereby incorporated by this reference. This Confirmation and the GTCs are collectively referred to as the “Contract”.

IDENTIFICATION OF CRUDE OIL:    The crude oil being purchased hereunder is crude petroleum oil, in its natural produced state after normal oilfield separation, as specified and identified in the Quality section below.

CONTRACT TERM:    This Contract shall extend for an initial term beginning February 19, 2016 and ending January 31, 2017 and shall automatically, on an evergreen basis, beginning February 1, 2017, renew for one (1) month terms thereafter. After the initial term, either Party may cancel this Contract upon at-least thirty (30) days’ prior written notice before the end of any term.

TOTAL MAXIMUM CONTRACT VOLUME:    Up to 3,300 Barrels per day

DEAL DETAIL 1)

QUALITY:    Southwest Wyoming Sweet Crude (U-Crude)

DELIVERY:    Free-Into-Pipe Granger, WY via Plains All American Pipeline (PL)

TITLE/ROL:    Except as otherwise specified in this Contract, title and risk of loss or damage shall pass from Seller to Buyer Free-Into-Pipe (after the crude oil passes through the inlet flange of metering facilities) at Granger, WY immediately after Seller has title from its supplier.

PRICE:    Buyer agrees to pay Seller based on: the pricing set forth in Seller’s agreement with its supplier.

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DEAL DETAIL 2)

QUALITY:    Southwest Wyoming Sweet Crude (U-Crude)

DELIVERY:    Free-Into-Pipe at Salt Lake City, UT via Plains All American Pipeline (PL)

TITLE/ROL:    Except as otherwise specified in this Contract, title and risk of loss or damage shall pass from Seller to Buyer Free-Into-Pipe (after the crude oil passes through the inlet flange of metering facilities) at Salt Lake City, UT immediately after Seller has title from its supplier.

PRICE:    Buyer agrees to pay Seller based on: the pricing set forth in Seller’s agreement with its supplier.

Applicable to all Details:

SPECIAL DELIVERY PROVISIONS:    N/A

PAYMENT:    Payment due the 20th of the month following delivery month. Payment shall be made by electronic funds transfer in United States dollars.

Payments due on Saturday shall be paid the preceding Friday, and payments due on Sunday shall be paid on the following Monday. Similarly, payments due on a federal bank holiday shall be paid the preceding business day except when a federal bank holiday falls on a Monday, when payment shall be due the following day.

All payments made under this Contract shall be made without offset, deduction or counter-claim except as provided herein, by separate written agreement between the parties, or within the GTCs. If applicable, net-out invoices shall be according to the established netting agreement between Buyer and Seller.

All stated payment terms herein are subject to approval by the Buyer’s Credit Department. Buyer reserves the right to change such terms in accordance with the financial responsibility provision of the GTCs.

Send Invoices to:    TESORO REFINING & MARKETING COMPANY LLC
19100 RIDGEWOOD PKWY
SAN ANTONIO, TX 78259

Attn: Crude Accounting, Fax (210) 881-6435
Email: TSOCrudeinvoices@tsocorp.com
and
Attn: Crude Accounts Payable, Fax (210) 569-5160
Email: APCommodities@tsocorp.com

PAYMENT NETTING:    Seller and Buyer may enter into contracts to buy and sell crude oil within the same delivery month with payment due each other on the same payment date. In such event, upon agreement by both parties, on such payment date, the parties' current payment obligations to each

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Green River Processing, February 19, 2016

other shall be netted out, and each party's obligation to make payment of any such netted amount to the other party automatically will be deemed satisfied and discharged to the extent of the obligation owed to such party by the other party, and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, the net payment obligations shall be replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay the other party a net balance equal to the excess of the larger aggregate amount over the smaller aggregate amount.

GENERAL PROVISIONS:    The GTCs (defined above) govern this Contract and are hereby incorporated by reference. If you do not have a copy of those provisions, a copy will be provided to you upon request. Where the provisions of the GTCs are inconsistent with the specific provisions contained in this Confirmation, the terms and conditions of this Confirmation shall govern.

The following amendment is made to the GTCs: Except as expressly set forth herein, neither party shall ever be liable for any special, consequential, or indirect losses or damages resulting from the sale, purchase, exchange, transportation or delivery of products under this Contract or for any punitive, exemplary, lost profits, statutory or multiple damages, all of which damages are expressly excluded and limited under this Contract.

ADDRESSES:        The following address shall be used for notices under this Contract.

To SELLER                        To BUYER

GREEN RIVER PROCESSING, LLC 19100 RIDGEWOOD PKWY San Antonio, Texas 78259-1828 Attn: Commercial Contract Administration Phone # 1-210-626-4459 Fax # 1-210-579-4578	Tesoro Refining & Marketing Company LLC 19100 RIDGEWOOD PKWY San Antonio, Texas 78259-1828 Attn: Commercial Contract Administration Phone # 1-210-626-6529 Fax # 1-210-579-4578
ADDITIONAL BUYER CONTACTS:

OPERATIONS	Crude Scheduling	Phone: (303) 454-6600 Fax: (210) 745-4565 Email: Denverops@tsocorp.com and sat-crudescheduling@tsocorp.com
CREDIT	Customer Service	Phone: (877) 876-7297 Fax: (210) 626-4048 Email: CREDSAT@tsocorp.com
ACCOUNTING	Mid-Office Accounting	Phone: (210) 881-6435 Email: sat-tsocrudeinvoices@tsocorp.com

INTERNATIONAL TRADE COMPLIANCE:
Direct questions for international shipments to appropriate person below:

Pipeline Imports    Kevin Wilder        Phone: (210) 626-4843    Cell: (210) 823-5220
Marine Imports    Suzanne Saenz    Phone: (210) 626-6127    Cell: (210) 979-1104
Exports        Kevin Wilder        Phone: (210) 626-4843    Cell: (210) 823-5220

[Signature Page Follows]

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COUNTERPARTS: This Contract may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. Delivery of an executed signature page of this Contract by facsimile or electronic transmission (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

GREEN RIVER PROCESSING, LLC	TESORO REFINING & MARKETING COMPANY LLC

BY:_____________________________        BY:______________________________
NAME: ________________________        NAME:____________________________
TITLE: ________________________        TITLE:____________________________

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